Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MBT FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Michigan	38-3516922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

102 E. Front St.
Monroe, Michigan 48161

(734) 241-3431

(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

MBT FINANCIAL CORP. 2008 STOCK INCENTIVE PLAN

(Full title of the Plan)

John L. Skibski, Executive Vice President and Chief Financial Officer

MBT Financial Corp.

102 E. Front St.
Monroe, Michigan 48161

(734) 241-3431

(Name, address, including Zip Code and telephone number, including area code, of agent for service)

COPIES OF COMMUNICATIONS TO:

Martin D. Werner, Esq.

Shumaker, Loop & Kendrick, LLP

1000 Jackson

Toledo, Ohio 43604

Phone: (419) 241-9000

Fax: (419) 241-6894

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEES

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value	500,000	$5.925	$2,962,500	$344.24
Total	500,000			$344.24

(1)

This registration statement covers an additional 500,000 shares of the common stock of MBT Financial Corp. which may be issued to eligible employees and non-employee directors under the terms of the MBT Financial Corp. 2008 Stock Incentive Plan (the “Plan”).

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), the proposed offering price is based on the average of the high and low prices for shares of common stock reported on August 4, 2015.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed to register an aggregate of an additional Five Hundred Thousand (500,000) shares of the common stock of the Registrant for offer and sale under the Plan. The earlier Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on June 14, 2013 (File No. 333-189345) relating to the Plan is hereby incorporated by reference in this Registration Statement. This incorporation by reference is made under General Instruction E to Form S-8 in respect of the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Michigan, on July 23, 2015.

MBT FINANCIAL CORP.

/s/ H. Douglas Chaffin
H. Douglas Chaffin, President,
Chief Executive Officer and Director
(Duly Authorized Representative)

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints John L. Skibski his or her true and lawful attorney-in-fact, with power to act and with full power of substitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitutes, may lawfully cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ H. Douglas Chaffin	/s/ John L. Skibski
H. Douglas Chaffin President, Chief Executive Officer & Director (Principal Executive Officer) As of July 23, 2015	John L. Skibski Chief Financial Officer & Director (Principal Financial/Accounting Officer) As of July 23, 2015

/s/ Michael J. Miller	/s/ Peter H. Carlton
Michael J. Miller Director As of July 23, 2015	Peter H. Carlton Director As of July 23, 2015

/s/ Joseph S. Daly	/s/ Edwin L. Harwood
Joseph S. Daly Director As of July 23, 2015	Edwin L. Harwood Director As of July 23, 2015

/s/ Debra J. Shah	/s/ James F. Deutsch
Debra J. Shah Director As of July 23, 2015	James F. Deutsch Director As of July 23, 2015

/s/ Karen Wilson-Smithbauer	/s/ Tony Scavuzzo
Karen Wilson-Smithbauer Director As of July 23, 2015	Tony Scavuzzo Director As of July 23, 2015

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of MBT Financial Corp. Previously filed as Exhibit 3.1 to MBT Financial Corp.’s Form 10-Q for its quarter ended June 30, 2011.

3.2	Amended and Restated Bylaws of MBT Financial Corp. previously filed as Exhibit 3.2 to MBT Financial Corp.’s Form 10-Q for its quarter ended March 31, 2008.

4.1	MBT Financial Corp. 2008 Stock Incentive Plan, as amended to date. Previously filed as Exhibit 10 on Form 8-K filed by MBT Financial Corp. on June 6, 2015.

5.1	Opinion of Shumaker, Loop & Kendrick, LLP

23.1	Consent of Shumaker, Loop & Kendrick, LLP*

23.2	Consent of Plante & Moran, PLLC

24.1	Power of Attorney (contained on signature page of this Registration Statement)

* Included in Opinion of Shumaker, Loop & Kendrick, LLP (Exhibit Number 5.1)